Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         Re:      THINK New Ideas, Inc.
                  Registration Statement on Form S-3


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 ) and related Prospectus of THINK New Ideas, Inc. for the registration of 1,681,977 shares of its common stock and to the incorporation by reference therein of our report dated August 5, 1998, with respect to the consolidated financial statements THINK New Ideas, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                                     Ernst & Young, L.L.P.

New York, New York
June 30, 1999